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                                                                   Exhibit 23.01


                           Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-09373, No. 33-40989 and No. 33-78576) pertaining to the 1991
Sonic Corp. Stock Option Plan, the Registration Statement (Form S-8
No. 33-40988) pertaining to the 1991 Sonic Corp. Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-40987) pertaining to the 1991 Sonic Corp. Directors' Stock Option Plan and the Registration Statement (Form S-3 No. 33-95716) for the registration of 1,420,000 shares of its common stock, and the related Prospectuses of our report dated October 18, 1996, with respect to the consolidated financial statements and schedule of Sonic Corp. included in the Annual Report (Form 10-K/A) for the year ended August 31, 1996.


                                           /s/ ERNST & YOUNG LLP
                                      -------------------------------
                                             ERNST & YOUNG LLP

Oklahoma City, Oklahoma
December 20, 1996